As filed with the Securities and Exchange Commission on January 19, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EQUINIX, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	77-0487526
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

301 Velocity Way, Fifth Floor

Foster City, CA 94404

(650) 513-7000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Brandi L. Galvin

General Counsel and Assistant Secretary

Equinix, Inc.

301 Velocity Way, Fifth Floor

Foster City, CA 94404

(650) 513-7000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

The Commission is requested to send copies of all communications to:

Scott C. Dettmer

Brett A. Pletcher

Gunderson Dettmer Stough

Villeneuve Franklin & Hachigian, LLP

155 Constitution Drive

Menlo Park, California 94025

(650) 321-2400

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-120224

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Stock, par value $.0001	162,567 shares	$41.23	$6,702,637	$789

(1)	The price of $41.23 per share, which was the average of the high and low prices of the Common Stock on the Nasdaq National Market on January 19, 2005, is set forth solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 1933
(2)	This amount has been paid and is in addition to the registration fee of $18,524.32 also paid to register 3,981,649 shares to be sold pursuant to Registration Statement No. 333-120224.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-3 (Reg. No. 333-120224) filed by Equinix, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) on November 4, 2004, including the exhibits thereto, and declared effective by the Commission on December 22, 2004, are incorporated herein by reference. This Registration Statement also contains Exhibits 5.1 and 23.1.

UNDERTAKING

The registrant hereby undertakes and agrees to pay the registration fee for the securities registered hereunder as soon as practicable (but in any event no later than the close of the next business day following the filing of the Registration Statement). The registrant has given irrevocable wiring instructions to its bank to wire the registration fee to the Commission immediately and it will confirm receipt of such instructions by the bank during regular business hours. Registrant will have sufficient funds in its account to cover the amount of the filing fee.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Foster City, California on January 19, 2005.

EQUINIX, INC.

By:	*
Peter F. Van Camp Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
* Peter F. Van Camp	Chief Executive Officer and Director (Principal Executive Officer)	January 19, 2005

* Renee F. Lanam	Chief Financial Officer and Secretary (Principal Financial Officer)	January 19, 2005

* Keith D. Taylor	Vice President, Finance (Principal Accounting Officer)	January 19, 2005

Lee Theng Kiat	Chairman of the Board

* Scott Kriens	Director	January 19, 2005

* Andrew S. Rachleff	Director	January 19, 2005

* Michelangelo Volpi	Director	January 19, 2005

Jean F.H.P. Mandeville	Director

* Steven Poy Eng	Director	January 19, 2005

* Gary Hromadko	Director	January 19, 2005

* Dennis Raney	Director	January 19, 2005

*By:	/s/ Renee F. Lanam
Renee F. Lanam
Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Exhibit Index
5.1	Opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigan, LLP

23.2	Consent of Independent Registered Public Accounting Firm

24.1*	Power of Attorney of certain directors and officers of the Registrant (included on page II-6 of the Registration Statement on Form S-1, 333-120224)

*	Incorporated by reference to the Company’s Registration Statement on Form S-3, Registration No. 333-120224.